As filed with the Securities and Exchange Commission on April 9, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIASPACE INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	76-0742386 (I.R.S. Employer Identification Number)

171 North Altadena Drive
Suite 101
Pasadena, CA 91107
(626) 768-3360
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Carl Kukkonen
President and Chief Executive Officer
VIASPACE Inc.
171 North Altadena Drive
Suite 101
Pasadena, CA 91107
(626) 768-3360
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Walter J. Mostek, Jr., Esq.
Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, Pennsylvania 19103

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Proposed
Title of Each	Maximum
Class of Securities	Aggregate	Amount of
to be	Offering	Registration
Registered	Price(1)(3)(4)	Fee(2)
Common Stock, par value $0.001 per share	$50,000,000	$1,535

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of the securities listed. The proposed maximum offering price per share will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the shares of common stock, par value $0.001 per share, registered hereunder.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 457(p) of the Securities Act of 1933, as amended, the registrant will apply a portion of the remaining filing fee of $4,708 from a prior Registration Statement on Form S-3 (File Number 333-139033), which was subsequently withdrawn, to offset the filing fee for this Registration Statement.

(3)	Subject to note 4 below, there is being registered hereunder an indeterminate number of shares of common stock of the registrant as may be sold from time to time by the registrant. Pursuant to Rule 416 under the Securities Act of 1933, as amended, and in order to prevent dilution, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of a stock split, stock dividend, recapitalization or similar transaction involving the registrant’s common stock.

(4)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $50,000,000. The aggregate amount of the registrant’s common stock registered hereunder that may be sold in “at the market” offerings for the account of the registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 9, 2007
PROSPECTUS
$50,000,000
VIASPACE INC.
Common Stock

     We may offer and sell from time to time shares of our common stock in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering, with an aggregate initial offering price of up to $50,000,000. Each time we sell common stock, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
     We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.
     Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol VSPC.OB. On April 5, 2007, the closing price of our common stock was $0.36 per share.
     Investing in our securities involves a high degree of risk. See the discussion under the heading “Risk Factors” on page 1 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated April 9, 2007.

     You should rely only on the information contained in this prospectus, including the financial statements and other information incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus or the date of the documents incorporated by reference in this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY
     This summary highlights key aspects of the information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus and the documents incorporated by reference into this prospectus carefully.
     References to “we,” “us,” “our,” and “our company” and “VIASPACE” refer to VIASPACE Inc., a Nevada corporation, and its consolidated subsidiaries.
The Company
     We are dedicated to commercializing proven space and defense technologies from NASA and the Department of Defense into hardware and software products. VIASPACE is developing these technologies into hardware and software products that we believe have the potential to fulfill high-growth market needs and solve today’s complex problems. We have expertise in energy/fuel cells, microelectronics, sensors and software for defense, homeland security and public safety, information and computational technology. VIASPACE has licensed patents, trade secrets, and software technology from California Institute of Technology (“Caltech”), which manages the Jet Propulsion Laboratory (“JPL”) for NASA. This technology was developed by scientists and engineers at JPL over the last decade and was funded by NASA and the Department of Defense. VIASPACE is working to leverage this large government research and development investment — made originally for space and defense applications — into commercial products.
     We operate through our ownership in subsidiaries Direct Methanol Fuel Cell Corporation (“DMFCC”), VIASPACE Security Inc., formerly known as Arroyo Sciences, Inc. (“VIASPACE Security”), and Ionfinity LLC (“Ionfinity”). As of December 31, 2006, we hold a 71.4% ownership interest in DMFCC, a 100% ownership interest in VIASPACE Security, and a 46.3% ownership interest in Ionfinity. We also own 73.9% of eCARmerce Inc., an inactive company that holds patents in the areas of interactive radio technology and owns 100% of Concentric Water Technology LLC, an inactive company that plans to explore water technologies that could solve the technical and cost limitations of traditional water purification methods. We may also pursue future opportunities based on technologies licensed from Caltech and other organizations. Our principal offices are located at 171 North Altadena Drive, Suite 101, Pasadena, CA 91107. Our telephone number is (626) 768-3360. Our web site is www.VIASPACE.com. The information contained on our web site is not included in or incorporated by reference into this prospectus.
     We are the successor organization to ViaSpace Technologies LLC, a Delaware limited liability company that was founded in July 1998. On June 22, 2005, ViaSpace Technologies LLC was merged with and into Global-Wide Publication Ltd., a Nevada corporation incorporated on July 14, 2003. As part of the transaction, we changed the name of the surviving entity, Global-Wide Publication Ltd., to our present name, VIASPACE Inc.
     Upon the closing of the merger, pursuant to an acquisition agreement dated May 19, 2005, we sold all of our interest in Marco Polo World News Inc., a British Columbia, Canada corporation that was engaged in the production and distribution of an ethnic bilingual (English/Italian) weekly newspaper called “Marco Polo,” to Rino Vultaggio, a former director and officer of the company. As of June 22, 2005, we no longer have any active operations in the newspaper publication business.
RISK FACTORS
     You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, under the caption “Risk Factors Which May Affect Future Results” in our Form 10-KSB for the year ended December 31, 2006, which is incorporated by reference in this prospectus, and any subsequent report that is incorporated by reference into this prospectus, before making an investment decision. Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. We also caution you that this prospectus includes forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. Future events and circumstances and our actual results could differ materially from those projected in any forward-looking statements. You should carefully consider the information in this prospectus, the documents incorporated by reference herein and the risk factors discussed in our other filings with the SEC when evaluating our company and our business. The risks and uncertainties incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known by us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or part of the money paid to buy our common stock.

FORWARD-LOOKING STATEMENTS
     This prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project”, “should” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercial viability of our products and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
USE OF PROCEEDS
     Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the common stock under this prospectus to fund ongoing selling, general and administrative expenses and for general corporate working capital purposes of the Company. The proceeds also may be used to support expansion of the Company, including selected acquisitions. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest bearing securities.
DESCRIPTION OF CAPITAL STOCK
General
     We are authorized by our articles of incorporation, as amended, to issue an aggregate of 800,000,000 shares of our common stock, par value $0.001 per share, and an aggregate of 10,000,000 shares of our preferred stock, par value $0.001 per share. The following summary is qualified in its entirety by reference to our articles of incorporation, as amended.
Common Stock
     As of March 21, 2007, an aggregate of 303,961,613 shares of our common stock were issued and outstanding, and were held by 35 stockholders of record. The shares of our common stock currently outstanding are validly issued, fully paid, and nonassessable.
     Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation. The lack of cumulative voting rights could delay, defer or prevent a change in control of the company.
     Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock
     As of April 6, 2007, we have not issued any shares of preferred stock. Our articles of incorporation and bylaws do not stipulate any material rights of preferred stockholders such as preferences over common stock in the event of liquidation, dissolution or winding up of the company. We will amend our articles of incorporation to include details of such rights if we decide to issue preferred stock in the future and if we decide to give the preferred stock any preferential rights.
Limitation on Liability
     Our articles of incorporation provide that a director or officer of our company shall not be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:
•	for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law; or

•	for payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.
     Any repeal or modification of these provisions of our articles of incorporation will be prospective only, and will not adversely affect any limitation on the personal liability of a director or officer of the company for any acts or omissions prior to such repeal or modification.
     Our bylaws provide that we will indemnify each of our directors, our secretary and any assistant secretary of the company for costs, charges and expenses incurred by them by reason of their being or having been a director, secretary or assistant secretary, as the case may be, of the company. Our bylaws also provide that our board of directors may cause us to indemnify an officer or agent of the company for costs, charges and expenses incurred by any of them by reason of their being or having been an officer or agent, as the case may be, of the company.
     We maintain directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.
Change of Control Provisions
     Neither our articles of incorporation nor bylaws currently contain any provision that would delay, defer, or prevent a change in control of the company.
Nevada State Law
     Sections 78.378—78.3793 of the Nevada Revised Statutes restrict the acquisition of a controlling interest in a Nevada corporation that does business in Nevada (directly or through an affiliated corporation) and that has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada. While we have not opted out of these provisions of the Nevada Revised Statutes, we do not satisfy the foregoing criteria and, accordingly, these provisions are presently inapplicable to us. These provisions may, however, apply to us in the future.
     For purposes of these provisions, a controlling interest is defined as ownership of a corporation’s common stock sufficient to enable a person directly or indirectly and individually or in association with others to exercise voting power over at least one-fifth but less than one-third of the common stock, or at least one-third but less than a majority of the common stock, or a majority or more of the common stock. The effect of these provisions of the Nevada Revised Statutes is that the acquiring person and those acting in association with the acquiring person obtain only such voting rights in the control shares as are conferred by a resolution of the remaining stockholders of the corporation. If the control shares are not accorded full voting rights, under certain circumstances a corporation may call for redemption of all the control shares at the average price paid for the control shares. If the control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.
     Sections 78.411—78.444 of the Nevada Revised Statutes do apply to us. These provisions generally prohibit any business combination involving a corporation and an interested stockholder (a person that beneficially owns 10% or more of the common stock of the corporation) (A) within three years after the date (the “Acquisition Date” ) the interested stockholder became an interested stockholder, unless, prior to such date of acquisition, the corporation’s board of directors had approved the combination or the purchase of shares resulting in the interested stockholder becoming an interested stockholder; or (B) unless three years have elapsed since the Acquisition Date and the combination has been approved by the holders of a majority of the common stock not owned by the interested stockholder and its affiliates and associates; or (C) unless the holders of common stock will receive in such combination, cash and/or property having a fair market value equal to the higher of (a) the market value per share of common stock on the date of announcement of the combination or the Acquisition Date, whichever is higher, plus interest compounded annually through the date of consummation of the combination less the aggregate amount of any cash dividends and the market value of other dividends, or (b) the highest price per share paid by the interested stockholder for shares of common stock acquired at a time when he owned 5% or more of the outstanding shares of common stock and which acquisition occurred at any time within three years before the date of announcement of the combination or the Acquisition Date, whichever results in the higher price, plus interest compounded annually from the earliest date on which such highest price per share was paid less the aggregate amount of any cash dividends and the market value of other dividends.
     For purposes of these provisions, a “business combination” is generally defined to include (A) any merger or consolidation of a corporation or a subsidiary with or into an interested stockholder or an affiliate or associate; (B) the sale, lease or other disposition by a corporation to an interested stockholder or an affiliate or associate of assets of that corporation representing 5% or more of the value of its assets on a consolidated basis or 10% or more of its earning power or net income; (C) the issuance by a corporation of any of its securities to an interested stockholder or an affiliate or associate having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of that corporation; (D) the adoption of any plan to liquidate or dissolve a corporation proposed by or under an agreement with the interested stockholder or an affiliate or associate; (E) any receipt by the interested stockholder or an affiliate, except proportionately as a stockholder, of any loan, advance, guarantee, pledge or other financial assistance or tax credit or other tax advantage; and (F) any recapitalization or reclassification of securities or other transaction that would increase the proportionate shares of outstanding securities owned by the interested stockholder or an affiliate.
PLAN OF DISTRIBUTION
     We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     We also may distribute the securities in connection with the exercise or conversion of derivative securities, including warrants that we may sell in private placements.
     We may solicit directly offers to purchase the securities being offered by this prospectus. We also may designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.
     If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
     If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
     We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement. These purchases will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these purchases.
     To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
     The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.
LEGAL MATTERS
     Cane Clark LLP has provided us with an opinion as to the validity of the shares of common stock offered by this prospectus.
EXPERTS
     The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 have been so incorporated in reliance on the report of Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, to the extent and for the periods indicated in their report appearing in the Annual Report on Form 10-KSB incorporated by reference herein to this prospectus, given on the authority of said firm as an expert in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement (including the exhibits, schedules and amendments to the registration statement) under the Securities Act for the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the shares of common stock offered by this prospectus, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete and, where the contract, agreement or other document is an exhibit to the registration statement, each statement is qualified in all respects by the provisions of the exhibit, to which reference is now made.
     We file annual, quarterly and current reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information concerning us can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. We maintain a website with the address www.VIASPACE.com. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate by reference in this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the documents we have filed with the SEC. Any information in documents incorporated by reference into this prospectus is considered part of this prospectus. We incorporate by reference the documents listed below which have been filed or will be filed, as the case may be, with the SEC:
•	our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2006; and

•	our Current Reports on Form 8-K filed on January 3, 2007, January 8, 2007, January 16, 2007, January 17, 2007, January 22, 2007, January 24, 2007, January 31, 2007, February 5, 2007, February 7, 2007, February 12, 2007, February 14, 2007, February 20, 2007, February 21, 2007, February 26, 2007, February 28, 2007, March 6, 2007, March 13, 2007, March 30, 2007, April 2, 2007 and April 3, 2007; and

•	all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering.
     Any statement contained in a document incorporated by reference into this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
     We will provide to you without charge, upon receipt of your written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into such documents. You should direct written or telephone requests to Dr. Carl Kukkonen, 171 North Altadena Drive, Suite 101, Pasadena, CA 91107, telephone (626) 768-3360.
MATERIAL CHANGES
     At the time of filing our Form 10-KSB for the year ended December 31, 2005, our subsidiary, VIASPACE Security, was in negotiations to partner with a large defense contractor to work on a government sponsored proposal for demonstrating an advanced cargo security container system for trans-global maritime security. Our subsidiary completed negotiations with the large defense contractor, L-3 Communications, Security and Detection System, in June 2006. Additional information regarding our subsidiary’s work with L-3 Communications, Security and Detection System is in our public filings with the Securities and Exchange Commission.
     There have been no material changes in our affairs since December 31, 2006 that have not been described in our Annual Report on Form
10-KSB for the fiscal year then ended, our Quarterly Reports on Form 10-QSB, or our Current Reports on Form 8-K.

$50,000,000
VIASPACE INC.
Common Stock

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following is an itemization of all expenses (subject to future contingencies) we incurred or are expected to incur in connection with the issuance and distribution of the shares being offered hereby (other than underwriting discounts and commissions):

Securities and Exchange Commission registration fee	$1,535
Printing and engraving expenses	$2,500	*
Accounting fees and expenses	$10,000	*
Legal fees and expenses	$15,000	*
Transfer agent and registrar fees and expenses	$2,000	*
Miscellaneous	$3,000	*
Total	$34,035	*

*	Represents an estimated amount of the expense.
Item 15. Indemnification of Directors and Officers.
     Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.
     Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. That is not the case with our articles of incorporation, which exclude directors from immunity in situations that include:
1.	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.
     Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law, provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers, and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:
1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our board of directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.
     In addition, we have indemnified individual directors and officers under individual contract, provided, that we shall not be liable to any director or officer for any claim made against that person:

1.	for which payment is made to that person under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

2.	based upon or attributable to the director or officer gaining in fact any personal profit or advantage that he was not legally entitled to;

3.	for an accounting of profits made from the purchase or sale by the director or officer of securities of the registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

4.	brought about or contributed to by the dishonesty of the director or officer seeking payment where final adjudication establishes that he committed (i) acts of active and deliberate dishonesty; or (ii) with actual dishonest purpose and intent which were material to the cause of action adjudicated.
     Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.
     Our bylaws also provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.
Item 16. Exhibits.
     The following is a list of exhibits filed as a part of this registration statement. Where so indicated by footnote, exhibits that were previously filed are incorporated herein by reference.

Exhibit
Number	Item
2.1	Share Purchase Agreement dated August 29, 2003 between Marco Polo World News Inc., Rino Vultaggio and Global-Wide Publication Ltd. (incorporated herein by reference to Exhibit 4.1 of our registration statement on Form SB-2 filed on November 21, 2003).

2.2	Agreement and Plan of Merger Among ViaSpace Technologies LLC, Robert Hoegler and Global-Wide Publication Ltd. dated June 15, 2005 (incorporated by reference to Exhibit 1.1 of our current report on Form 8-K filed on June 20, 2005).

2.3	Stock Option Agreement between Global-Wide Publication Ltd., ViaSpace Technologies LLC, and SNK Capital Trust dated June 15, 2005 (incorporated by reference to Exhibit 1.2 of our current report on Form 8-K filed on June 20, 2005).

2.4	Acquisition Agreement between Global-Wide Publication Ltd. and Rino Vultaggio dated May 19, 2005 (incorporated by reference to Exhibit 2.2 of our current report on Form 8-K filed on June 23, 2005).

2.5	Share Purchase Agreement between Global-Wide Publication Ltd. and Robert Hoegler dated May 19, 2005 (incorporated by reference to Exhibit 2.3 of our current report on Form 8-K filed on June 23, 2005).

5.1	Opinion of Cane Clark LLP.*

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP.*

23.2	Consent of Cane Clark LLP (included in Exhibit 5.1).*

24	Power of Attorney (see page II-6 of this Form S-3).*

*	Filed herewith

Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) Include any additional or changed material information on the plan of distribution.
     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pasadena, State of California, on April 9, 2007.

VIASPACE INC.
By:	/s/ Stephen J. Muzi
Stephen J. Muzi
Chief Financial Officer

Power of Attorney
     We, the undersigned officers and directors of VIASPACE Inc., hereby severally constitute and appoint Carl Kukkonen and Stephen J. Muzi, or either of them individually, our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement and all documents in connection thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or they might or could do in person, hereby ratifying and confirming the said attorneys-in-fact and agents, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE

/s/ Carl Kukkonen	Director and Chief Executive Officer
Carl Kukkonen	(Principal Executive Officer)	April 9, 2007

/s/ Stephen J. Muzi	Chief Financial Officer
Stephen J. Muzi	(Principal Financial and Accounting Officer)	April 9, 2007

/s/ Amjad S. Abdallat
Amjad S. Abdallat	Director	April 9, 2007

/s/ Nobuyuki Denda
Nobuyuki Denda	Director	April 9, 2007

/s/ Angelina Galiteva
Angelina Galiteva	Director	April 9, 2007

/s/ General Bernard R. Randolph
General Bernard R. Randolph	Director	April 9, 2007

/s/ Rick Calacci
Rick Calacci	Director	April 9, 2007

EXHIBIT INDEX

Exhibit
Number	Item
2.1	Share Purchase Agreement dated August 29, 2003 between Marco Polo World News Inc., Rino Vultaggio and Global-Wide Publication Ltd. (incorporated herein by reference to Exhibit 4.1 of our registration statement on Form SB-2 filed on November 21, 2003).

2.2	Agreement and Plan of Merger Among ViaSpace Technologies LLC, Robert Hoegler and Global-Wide Publication Ltd. dated June 15, 2005 (incorporated by reference to Exhibit 1.1 of our current report on Form 8-K filed on June 20, 2005).

2.3	Stock Option Agreement between Global-Wide Publication Ltd., ViaSpace Technologies LLC, and SNK Capital Trust dated June 15, 2005 (incorporated by reference to Exhibit 1.2 of our current report on Form 8-K filed on June 20, 2005).

2.4	Acquisition Agreement between Global-Wide Publication Ltd. and Rino Vultaggio dated May 19, 2005 (incorporated by reference to Exhibit 2.2 of our current report on Form 8-K filed on June 23, 2005).

2.5	Share Purchase Agreement between Global-Wide Publication Ltd. and Robert Hoegler dated May 19, 2005 (incorporated by reference to Exhibit 2.3 of our current report on Form 8-K filed on June 23, 2005).

5.1	Opinion of Cane Clark LLP.*

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP.*

23.2	Consent of Cane Clark LLP (included in Exhibit 5.1).*

24	Power of Attorney (see page II-6 of this Form S-3).*

*	Filed herewith